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                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)
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                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,              SEPTEMBER 30,
                                                   ----------------------    ----------------------
                                                     2000         1999         2000        1999
                                                   ---------    ---------    ---------   ----------
The weighted average number of shares of
  Common Stock were as follows .................      90,000       90,000       90,000       90,000
                                                   =========    =========    =========    =========
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         Income used in the computation of earnings per share were as follows:
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                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                       SEPTEMBER 30,              SEPTEMBER 30,
                                                   ----------------------    -----------------------
CONSOLIDATED                                         2000         1999         2000          1999
                                                   ---------    ---------    ---------    ----------
Net income (loss)...............................   $  27,669    $(387,205)   $  75,933    $(348,174)

Dividends paid on preferred stocks .............        (130)        (130)        (390)        (390)
                                                   ---------    ---------    ---------    ---------
Income (loss) used in per share
  computation of earnings.......................   $  27,539    $(387,335)   $  75,543    $(348,564)
                                                   =========    =========    =========    =========

Basic and fully dilutive earnings per share ....   $    0.31    $   (4.30)   $    0.84    $   (3.87)
                                                   =========    =========    =========    =========
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